Exhibit 10.8

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(As Amended And Restated January 17, 2013)

DEFERRED STOCK UNIT AWARD AGREEMENT
FOR NONEMPLOYEE DIRECTORS
(WITH RELATED DIVIDEND EQUIVALENTS)

DEFERRED STOCK UNITS GRANTED TO
[Director’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.    DESCRIPTION OF YOUR DEFERRED STOCK UNITS. You have been granted [insert Number] deferred stock units (“DSUs”) and an equal number of related dividend equivalents. The “Grant Date” of your Award is [Grant Date]. Each whole DSU represents the right to receive one full Share for each vested whole DSU at the time and in the manner described in this Award Agreement. Each dividend equivalent represents the right to receive additional DSUs (determined in accordance with Section 5) in respect of the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 4(a)) with respect to the Share represented by the related vested DSU. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date 30 Days After Grant Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:

[Third Party Administrator] Attention: [TPA Contact’s Name] [TPA Contact’s Address] [TPA Telephone Number]

2.	INCORPORATION OF PLAN AND DEFINITIONS.

(a)
This Award Agreement and your DSUs and dividend equivalents are granted pursuant to and in accordance with the terms of The Scotts Miracle-Gro Company Long-Term Incentive Plan as amended and restated January 17, 2013 (the “Plan”). All provisions of the Plan are incorporated herein by reference, and your DSUs and dividend equivalents are subject to the terms of the Plan and this Award Agreement. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.	VESTING. The DSUs described in this Award Agreement will vest as follows:

(a)
General Vesting. If your Board services continue from the Grant Date until the earlier of the first anniversary of the Grant Date or the date of the annual meeting of the Company’s shareholders in 2015 (the “Vesting Date”), your DSUs described in this Award Agreement will become 100% vested on the Vesting Date, including any DSUs credited pursuant to Section 5 on or prior to the Vesting Date. Any DSUs received pursuant to Section 5 following the Vesting Date will be 100% vested on the date they are credited to you; or

(b)
Accelerated Vesting. Your DSUs described in this Award Agreement, including any DSUs credited pursuant to Section 5, will become 100% vested as of the date you Terminate because of your death or because you become Disabled. For purposes of this Award Agreement, “Disabled” means that you have been determined to be totally disabled by the Social Security Administration.

4.    SETTLEMENT.

(a)
Subject to the terms of the Plan and this Award Agreement, your vested DSUs, including any DSUs credited pursuant to Section 5, shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days following the earliest date to occur of: (i) your Termination; or (ii) the third anniversary of the Grant Date (the “Settlement Date”). Your whole DSUs shall be settled in full Shares, and any fractional DSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.

(b)	Except as provided in Section 5 below, you will have none of the rights of a shareholder with respect to Shares underlying the DSUs unless and until you become the record holder of such Shares.

(c)
Normally, your DSUs will vest and be settled only under the circumstances described above. However, if there is a Change in Control, your DSUs, including any DSUs credited pursuant to Section 5, will become 100% vested on the date of the Change in Control and will be settled as described in the Plan. See the Plan for further details.

5.    DIVIDEND EQUIVALENTS. With respect to each dividend equivalent:

(a)	If a cash dividend is declared and paid on the Shares underlying the DSUs, you will be credited with an additional number of DSUs equal to the quotient of:

(i)
The product of (I) the number of DSUs granted under this Award Agreement (including additional DSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by

(ii)	The Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.

(b)	If a Share dividend is declared and paid on the Shares underlying the DSUs, you will be credited with an additional number of DSUs equal to the product of:

(i)
The number of DSUs granted under this Award Agreement (including additional DSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by

(ii)	The number of Shares paid as a dividend per Share.

(c)	Any additional DSUs credited pursuant to this Section 5 shall be subject to the same terms and conditions as the DSUs granted pursuant to Section 1 above.

(d)	Any fractional number of DSUs resulting from the calculations under this Section 5 shall be rounded to the nearest whole Share.
6.    FORFEITURE. Except as otherwise provided in Section 3, if you Terminate prior to the Vesting Date your DSUs will be forfeited immediately.

7.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
8.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any DSUs and related dividend equivalents that vest before you die but are settled after you die. This may be done only on a Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
9.    TRANSFERRING YOUR DSUs AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 8, your DSUs and related dividend equivalents may not be transferred to another person. Also, the Committee may allow you to place your DSUs and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

10.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

11.    OTHER AGREEMENTS AND POLICIES. Your DSUs and the related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your DSUs and related dividend equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.
12.    ADJUSTMENTS TO YOUR DSUs. Subject to the terms of the Plan, your DSUs and the related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your DSUs will be adjusted to reflect a stock split).
13.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.
By signing below, you acknowledge and agree that:
(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your Award;

(c)
You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(d)	You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Director’s Name] By: ______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________

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